UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2019

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed under Item 5.07 of this Current Report on Form 8-K, at the 2019 Annual Shareholders’ Meeting (the “Annual Meeting”) of MEDNAX, Inc., a Florida corporation (the “Company”), held on May 16, 2019, the shareholders of the Company approved the amendment and restatement of the Company’s Amended and Restated 2008 Incentive Compensation Plan, as amended (the “Plan”), which, among other things, increased the number of shares of the Company’s common stock available for issuance under the Plan by 8,275,000 shares.

The Plan is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 30, 2019, under the heading “Proposal 4: Approval of the Amendment and Restatement of the MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan, as amended,” which description is incorporated by reference herein.

The foregoing description of the amendment and restatement of the Plan is only a summary and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 16, 2019, the Company, held the Annual Meeting. Of the 87,868,988 shares of common stock outstanding and entitled to vote, 74,536,435 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: All of the Board’s nominees for Director were elected to serve until the Company’s 2020 Annual Shareholders’ Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Broker Non-Vote
Cesar L. Alvarez	63,480,094	6,641,232	4,415,109
Karey D. Barker	69,476,720	644,606	4,415,109
Waldemar A. Carlo, M.D.	44,396,995	25,724,331	4,415,109
Michael B. Fernandez	46,980,649	23,140,677	4,415,109
Paul G. Gabos	67,942,006	2,179,320	4,415,109
Pascal J. Goldschmidt, M.D.	68,215,352	1,905,974	4,415,109
Manuel Kadre	48,970,692	21,150,634	4,415,109
Roger J. Medel, M.D.	68,912,479	1,208,847	4,415,109
Carlos A. Migoya	69,858,994	262,332	4,415,109
Michael A. Rucker	69,859,024	262,302	4,415,109
Enrique J. Sosa, Ph.D.	67,357,314	2,764,012	4,415,109

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
72,593,872	1,864,218	78,345	0

Proposal 3: The shareholders advised against the compensation of the Company’s named executive officers, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
8,797,895	61,246,346	77,085	4,415,109

Proposal 4: The shareholders approved the amendment and restatement of the Plan:

For	Against	Abstained	Broker Non-Vote
64,695,384	5,338,808	87,134	4,415,109

The Company regularly makes efforts to engage with its shareholders and intends to continue to conduct additional outreach to its shareholders in the coming months.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

10.1—MEDNAX, Inc. Amended and Restated 2008 Incentive Compensation Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 29, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: May 17, 2019	By:	/s/ Stephen D. Farber
Stephen D. Farber Chief Financial Officer